SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2003
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                                  LODGIAN, INC.
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             (Exact name of registrant as specified in its charter)


            DELAWARE                  001-14537                   52-2093696
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(State of other jurisdiction   (Commission File Number)        (I.R.S. Employer
      of incorporation)                                      Identification No.)


       3445 Peachtree Road, N.E.
       Suite 700, Atlanta, Georgia                                   30326
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(Address of principal executive officers)                          (Zip Code)


Registrant's telephone number, including area code: (404) 364-9400
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                                       N/A
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          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         On May 22, 2003, Lodgian, Inc. ("Lodgian") completed an $80 million financing underwritten by Lehman Brothers Holdings Inc. (the "Lehman Financing"), as further discussed in a press release issued by Lodgian on May 23, 2003, a copy of which is attached hereto as Exhibit 99.2 and the contents of which are hereby incorporated by reference. The Lehman Financing is a two-year term loan with an optional one-year extension at a rate of LIBOR plus 525 basis points but not less than a floor of 7.25% interest. A copy of the Loan Agreement providing for the Lehman Financing is attached hereto as Exhibit 10.1.

         With the completion of the Lehman Financing, Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. (the "Impac Debtors"), each of which is a subsidiary of Lodgian, have met all necessary requirements to implement their Joint Plan of Reorganization (the "Impac Plan"). The Impac Plan had previously been approved by the U.S. Bankruptcy Court for the Southern District of New York on April 24, 2003, as discussed in a press release issued by Lodgian on April 25, 2003, a copy of which is attached hereto as Exhibit 99.1 and the contents of which are hereby incorporated by reference.

         The Lehman Financing enabled the Impac Debtors to resolve a claim against them by a lender for a loan which was secured by the 18 hotels owned by the Impac Debtors. The lender, Lodgian and the Impac Debtors had, on October 21, 2002, reached an agreement that upon the payment by the Impac Debtors of an agreed upon amount prior to May 31, 2003, the lender would relinquish or assign its security interest in its collateral as directed by the Impac Debtors.

         With the consummation of the Impac Plan, Lodgian and all of its subsidiaries have now emerged from Chapter 11 and are continuing to make distributions (under the Impac Plan and Lodgian's Joint Plan of Reorganization, which was consummated on November 25, 2002) and administer disputed general unsecured claims which remain outstanding. Out of the (a) 7,000,000 shares of common stock and (b) 5,000,000 shares of Series A Preferred Stock available for issuance under Lodgian's Joint Plan of Reorganization, holders of disputed general unsecured claims are entitled, in the aggregate, to 366,589 shares of common stock (317,333 of which have not yet been issued) and 309,400 shares of Series A Preferred Stock (267,840 of which have not yet been issued). Under the Impac Plan, holders of disputed general unsecured claims are entitled, in the aggregate, to $302,484 in cash (none of which has yet been distributed).


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         10.1 Loan Agreement dated as of May 22, 2003, between Lodgian Denver LLC, Lodgian North Miami LLC, Lodgian Coconut Grove LLC, Lodgian Augusta LLC, Lodgian Florence LLC, Lodgian Fort Mitchell LLC, Lodgian Lafayette LLC, Lodgian Merrimack LLC, Lodgian Hamburg LLC, Lodgian Syracuse LLC, Lodgian Cincinnati LLC, Lodgian Tulsa LLC, Lodgian Jackson LLC, Lodgian Memphis LLC, Lodgian Colchester LLC, Lodgian Bridgeport LLC, Lodgian Fairmont LLC, Lodgian Morgantown LLC and Lehman Brothers Holdings Inc.

        99.1   Lodgian, Inc. Press Release, dated April 25, 2003.

        99.2   Lodgian, Inc. Press Release, dated May 23, 2003.
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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       LODGIAN, INC.

                                            By:    /s/ Daniel E. Ellis
                                                   ----------------------------
                                            Name:  Daniel E. Ellis
                                            Title: Secretary


Date:  May 29, 2003

                                  EXHIBIT INDEX

Item No.

10.1 Loan Agreement dated as of May 22, 2003, between Lodgian Denver LLC, Lodgian North Miami LLC, Lodgian Coconut Grove LLC, Lodgian Augusta LLC, Lodgian Florence LLC, Lodgian Fort Mitchell LLC, Lodgian Lafayette LLC, Lodgian Merrimack LLC, Lodgian Hamburg LLC, Lodgian Syracuse LLC, Lodgian Cincinnati LLC, Lodgian Tulsa LLC, Lodgian Jackson LLC, Lodgian Memphis LLC, Lodgian Colchester LLC, Lodgian Bridgeport LLC, Lodgian Fairmont LLC, Lodgian Morgantown LLC and Lehman Brothers Holdings Inc.

99.1     Lodgian, Inc. Press Release, dated April 25, 2003.

99.2     Lodgian, Inc. Press Release, dated May 23, 2003.